CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Neuberger Berman Equity Funds and to the use of our report dated October 19, 2018 on the financial statements and financial highlights of Neuberger Berman Mid Cap Intrinsic Value Fund, a series of Neuberger Berman Equity Funds (the “Trust”).  Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders, which is incorporated by reference on Form N-1A.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 28, 2019